U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM SB-2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Post-Effective Amendment No. 1
TRANSACT ENERGY, INC.
(Name of small business issuer in its charter)
Nevada	6792	98-0515445
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

604-629-2461

 (Address and telephone number of principal executive offices and principal place of business)

Roderick Bartlett

1188 West Georgia Street, Suite 1650

Vancouver, BC  Canada V6E 4A2

604-629-2461

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 1 to Form SB2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

TRANSACT ENERGY, INC.

DEREGISTRATION OF SECURITIES

A Registration Statement on Form SB-2, as amended (the “Registration Statement”), was filed by TransAct Energy, Inc. (the “Company”) and was declared effective by the Securities and Exchange Commission on July 7, 2007. The Registration Statement registered 2,000,000 shares of the Company’s common stock to be sold at $0.25 per share.

The Offering was for a period of seven months from the date of effectiveness of the Registration Statement on Form SB-2. The Company is closed the offering effective February 11, 2008 and is deregistering all 2,000,000 unsold common shares of the originally registered shares.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver,  Province of British Columbia, Canada on July 9, 2008.

(Registrant) TRANSACT ENERGY, INC.

By:	/s/ Roderick Bartlett
Roderick Bartlett Director, President, Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/Roderick Bartlett	Chairman, Chief Executive Officer, Principal Executive Officer and Director	July 10, 2008
/s/Harold Forzley	Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	July 10, 2008
/s/Craig Robson	Director	July 10, 2008

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